Exhibit 99.6

FW Netherlands C.V. and Subsidiaries

Condensed Consolidated Financial Statements

March 31, 2005

FW NETHERLANDS C.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands of dollars)
(Unaudited)

	For the Three Months Ended March 31,

	2005	2004

Operating revenues (including $1,682 in 2005 and $16,104 in 2004 with affiliates)	$71,704	$134,440
Cost of operating revenues (including $561 in 2005 and $199 in 2004 with affiliates)	(61,022)	(137,714)

Contract profit/(loss)	10,682	(3,274)
Selling, general and administrative expenses	(10,237)	(9,925)
Interest income (including $34 in 2005 and $29 in 2004
with affiliates)	841	1,378
Other income	1,486	440
Minority interest	192	98
Interest expense (including $(906) in 2005 and $(875) in 2004
with affiliates)	(1,223)	(1,088)
Other deductions	(1,657)	(2,096)

Earnings/(loss) before income taxes	84	(14,467)
(Provision)/benefit for income taxes	(456)	247

Net loss	(372)	(14,220)
Other comprehensive loss:
Change in accumulated translation adjustment during the period	(929)	(8)

Net comprehensive loss	$(1,301)	$(14,228)

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIAIRIES
CONSOLIDATED BALANCE SHEET
(in thousands of dollars)
(Unaudited)

	March 31, 2005	December 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$29,178	$37,312
Short-term investments	24,402	25,775
Accounts and notes receivable:
Trade, net	95,346	72,829
Other (including $3,132 in 2005 and $1,513 in 2004 with affiliates)	3,216	1,569
Contracts in process and inventories	104,576	107,510
Prepaid, deferred and refundable income taxes	2,915	2,868
Prepaid expenses	3,568	7,924

Total current assets	263,201	255,787

Land, buildings and equipment	79,600	83,673
Less accumulated depreciation	34,462	35,083

Net book value	45,138	48,590

Restricted cash	7,601	5,718
Notes and accounts receivable - long-term	1,834	1,925
Intercompany notes receivable - long-term	1,724	1,773
Investment and advances	669	762
Goodwill, net	49,081	49,378
Other intangible assets, net	15,030	16,026
Deferred income taxes	106	158
Other assets	340	82

TOTAL ASSETS	$384,724	$380,199

LIABILITIES AND PARTNERS’ DEFICIT
Current Liabilities:
Current installments on capital lease obligations	$331	$347
Accounts payable (including $25,045 in 2005 and $17,859 in 2004 with affiliates)	86,013	101,291
Accrued expenses	11,472	15,907
Intercompany notes payable	24,789	1,300
Estimated costs to complete long-term contracts	170,898	171,137
Advance payments by customers	25,832	28,109
Income taxes	1,981	1,969

Total current liabilities	321,316	320,060

Capital lease obligations	17,640	18,601
Intercompany notes payable - long-term	40,000	40,000
Deferred income taxes	2,399	2,478
Other long-term liabilities and minority interest	6,681	7,226
Commitments and contingencies

TOTAL LIABILITIES	388,036	388,365

TOTAL PARTNERS’ DEFICIT	(3,312)	(8,166)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$384,724	$380,199

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	For the Three Months Ended March 31,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used in)/provided by operating activities	$(34,537)	$22,310

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(2,197)	(3,490)
Capital expenditures	(12)	(1,183)
Proceeds from sale of assets	18	76
Increase in investments and advances	(1,681)	—
Decrease in short-term investments	49	8,309
Other	(545)	—

Net cash (used in)/provided by investing activities	(4,368)	3,712

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalization of intercompany notes	6,155	(2,643)
Net change in notes with affiliates	24,250	102
Payment of capital lease obligations and long-term debt	(294)	(242)
Other	351	—

Net cash provided by/(used in) financing activities	30,462	(2,783)

Effect of exchange rate changes on cash and cash equivalents	309	(2,979)

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(8,134)	20,260
Cash and cash equivalents at beginning of period	37,312	108,891

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,178	$129,151

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.     Description of Business

          FW Netherlands C.V., a limited liability partnership registered in the Netherlands, and subsidiaries, collectively referred to herein as the “Partnership,” is owned by Foster Wheeler LLC (99%) and Foster Wheeler Inc. (1%), which are indirectly wholly owned by Foster Wheeler Ltd.  The principal operations of the Partnership are to design, manufacture and erect steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized-bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension, and plant repowering. The Partnership also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering, and solids mechanics. The Partnership principally operates under one segment, primarily in Finland, Poland and Spain.

          The Partnership has transactions and relationships with Foster Wheeler Ltd. and its affiliates.  The financial position, results of operations, and cash flows of the Partnership have been impacted by these transactions and relationships as discussed in Notes 2 and 8.

2.     Liquidity and Going Concern

          The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Partnership’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern.  Foster Wheeler Ltd. and the Partnership may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Partnership’s ability to operate profitably, to generate cash flows from operations, collections of receivables to fund its obligations, including those resulting from asbestos-related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business.  Although Foster Wheeler Ltd. generated income in the three months ended April 1, 2005, it incurred significant operating losses in each of the years in the three-year period ended December 31, 2004, and has a shareholders’ deficit of $520,488 as of April 1, 2005.

          Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, working capital needs, unused credit line availability and claims recoveries, if any.  Foster Wheeler Ltd.’s liquidity forecasts continue to indicate that sufficient liquidity will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs throughout 2005.

          In March 2005, Foster Wheeler Ltd. entered into a new 5-year $250,000 Senior Credit Agreement.  The Senior Credit Agreement includes a $75,000 sub-limit for borrowings at a rate equal to LIBOR plus a spread.  Standby letters of credit issued under the Senior Credit Agreement will carry a fixed price throughout the life of the facility.  The Senior Credit Agreement is collateralized by the assets and/or the stock of certain of Foster Wheeler Ltd.’s domestic and foreign subsidiaries.  Foster Wheeler Ltd. paid approximately $12,900 in fees and expenses in conjunction with the execution of the Senior Credit Agreement.  Such fees, paid predominately in the first quarter of 2005, have been deferred and will be amortized to expense over the life of the agreement.

          As of April 1, 2005, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $333,151, compared to $390,186 as of December 31, 2004.  Of the $333,151 total at April 1, 2005, $289,306 was held by foreign subsidiaries.

          Foster Wheeler Ltd.’s domestic operating entities are cash flow positive. However, they do not generate sufficient cash flow to cover the costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and corporate overhead expenses. Consequently, Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs and to service its debt. Foster Wheeler Ltd.’s current 2005 forecast assumes total cash repatriation from its non-U.S. subsidiaries of approximately $87,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends.  Foster Wheeler Ltd. repatriated

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

approximately $26,400 and $13,300 from its non-U.S. subsidiaries in the first three months of 2005 and 2004, respectively.

          There can be no assurance that the forecasted foreign cash repatriation will occur, as the non-U.S. subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes.  Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted.  In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. The repatriation of funds may also subject those funds to taxation.  As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in the amount forecasted above.

          In September 2004, Foster Wheeler Ltd. consummated an equity-for-debt exchange in which it issued common shares, preferred shares, warrants to purchase common shares and new notes in exchange for certain of its outstanding debt securities and trust securities.  The exchange offer reduced Foster Wheeler Ltd.’s existing debt (excluding a reduction in deferred accrued interest of $31,128) by $437,041, improved shareholders’ deficit by $448,136 and when combined with the proceeds from the issuance of the new notes that were used to repay amounts that were outstanding under a previous Senior Credit Facility, eliminated substantially all material scheduled corporate debt maturities prior to 2011. After completing the exchange, Foster Wheeler Ltd. had outstanding debt obligations of $565,240 as of April 1, 2005.

          The Senior Credit Agreement and a sale/leaseback arrangement for a corporate office building have quarterly financial covenant compliance requirements.  Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants throughout 2005.  The forecast assumes a significant level of new contracts and improved performance on existing contracts.  However, there can be no assurance that Foster Wheeler Ltd. will be able to comply with the covenants.  If Foster Wheeler Ltd. violates a covenant under the Senior Credit Agreement or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated and the following borrowings outstanding could also be accelerated: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Subordinated Notes, the Trust Preferred Securities, the Subordinated Robbins Facility Exit Funding Obligations, and certain of the special-purpose project debt facilities.  The total amount of Foster Wheeler Ltd. debt that could be accelerated is $460,178 as of April 1, 2005.  Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated.

          Lenders under the new Senior Credit Agreement have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Partnership.  In addition, certain of Foster Wheeler Ltd.’s subsidiaries, including a subsidiary of the Partnership, have issued guarantees in favor of the lenders. The new Senior Credit Agreement requires Foster Wheeler Ltd.  to maintain certain financial ratios.

          Holders of Foster Wheeler Ltd.’s 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Partnership.  In addition, certain of Foster Wheeler Ltd.’s subsidiaries, including a subsidiary of the Partnership, have issued guarantees in favor of the holders of the 2011 Senior Notes. The 2011 Senior Notes contain incurrence covenants that limit Foster Wheeler Ltd.’s ability to undertake certain actions including incurring debt, making certain payments and investments, granting liens, selling assets and entering into specific intercompany transactions, among others.  Management monitors these covenants to ensure Foster Wheeler Ltd. remains in compliance with the indenture.

          Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the Trust Preferred Securities.  The aggregate liquidation amount of the Trust Preferred Securities at April 1, 2005 was $71,177 after completing the equity-for-debt exchange.  The previous Senior Credit Facility required Foster Wheeler Ltd. to defer the payment of the dividends on the Trust Preferred Securities; while the new Senior Credit Agreement requires the approval of the lenders to make payments on the Trust Preferred Securities to the extent such payments are not contractually required by the underlying Trust Preferred Securities agreements.  Accordingly, no dividends were paid during the first three months of 2005 or during fiscal year 2004.  As of April 1, 2005, the amount of dividends deferred plus accrued interest approximates $25,549.  Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the Trust Preferred Securities until January 15, 2007 - the full term allowed by the underlying agreement.  Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

          Foster Wheeler Ltd.’s inability to operate profitably in recent fiscal years and to generate cash flows from operations, its reliance on repatriated cash from its foreign subsidiaries to fund its domestic obligations, and its obligations to maintain minimum debt covenants to avoid possible acceleration of its debt, raises substantial doubt

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

about Foster Wheeler Ltd.’s and the Partnership’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.     Summary of Significant Accounting Policies

          The consolidated balance sheet as of March 31, 2005 and the related consolidated statement of operations and comprehensive loss and condensed consolidated statement of cash flows for the three-month periods ended March 31, 2005 and 2004, are unaudited.  The consolidated balance sheet as of December 31, 2004 has been derived from the 2004 audited financial statements.  In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments only consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

          A summary of the Partnership’s significant accounting policies is presented below.  There has been no material change in the accounting policies followed by the Partnership during the first quarter of 2005.

          Principles of Consolidation — The condensed consolidated financial statements have been prepared based on accounting principles generally accepted in the United States of America and include the accounts of all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

          The Partnership’s fiscal year ends on December 31.

          Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, and contingencies, among others.

          Revenue Recognition on Long-term Contracts — Revenues and profits on long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress toward completion is measured using physical completion of individual tasks for all contracts with a value of $5,000 or greater. Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

          Revenues and profits on cost-reimbursable contracts are recorded as the costs are incurred. The Partnership includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Partnership is responsible for the engineering specifications and procurement for such costs.

          Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts.”  The Partnership has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. In accordance with the accounting and disclosure requirements of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”) and Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes,” the Partnership reviews its contracts monthly.  As a result of this process, in the first three months of 2005, four individual projects had final estimated profit revisions exceeding $500. These revisions resulted from events such as earning project incentive bonuses or the incurrence or forecasted incurrence of contractual liquidated damages for performance or schedule issues, executing services and purchasing third-party materials and equipment at costs differing from previously estimated, and testing of completed facilities which in turn eliminates or incurs completion and warranty-related costs.  The net aggregate dollar value of the accrued contract profit/(loss) resulting from these estimate changes during the first three months of 2005 and 2004 amounted to approximately $1,710 and $(15,550), respectively.  If estimates of costs to complete long-term

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

          Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Partnership records claims in accordance with paragraph 65 of SOP 81-1. This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred.  Such claims are currently in various stages of negotiation, arbitration and other legal proceedings.  As of March 31, 2005 and December 31, 2004, the Partnership had recorded a commercial claims receivable of approximately $3,241 and $3,402, respectively.

          Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less. The Partnership requires a substantial portion of these funds to support their liquidity and working capital needs. Accordingly, these funds may not be readily available for repatriation to its parent.

          Short-term Investments — Short-term investments consist primarily of certificates of deposit and are classified as held to maturity under Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities.”

          Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld might not be received within a one-year period.  However, in conformity with industry practice, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

          Trade accounts receivable are continually evaluated in accordance with corporate policy.  Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within the various markets served and general economic trends are also considered when evaluating the necessity of a provision.

          Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of receivables from affiliated companies of $3,132 at March 31, 2005, and $1,513 at December 31, 2004; foreign refundable value-added tax and accrued interest receivable.

          Land, Buildings and Equipment — Land, buildings and equipment are stated at cost.  Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 25 years for buildings and from 3 to 20 years for equipment. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

          Restricted Cash — At March 31, 2005 and December 31, 2004, restricted cash was $7,601 and $5,718, respectively, that was required primarily to collateralize letters of credit and bank guarantees.

          Investments and Advances — The Partnership uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate. The equity method is also used for investments in which ownership is greater than 50% when the Partnership does not have a controlling financial interest. Investment ownership of less than 20% in

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

affiliates is carried at cost. Currently, all of the Partnership’s significant investments in affiliates are recorded using the equity method.

          Income Taxes — The Partnership is not subject to income taxes. The taxable income or loss applicable to the operation of the Partnership is includable in the income tax return of the partners. Income tax in the Partnership’s statement of operations and balance sheet has been calculated on a separate company basis for its subsidiaries that file tax returns in their foreign jurisdictions.

          Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Foreign Currency — The Partnership’s functional and reporting currency is the U.S. dollar. Assets and liabilities of foreign subsidiaries using other functional currencies are translated into U.S. dollars at month-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

          The Partnership maintains a foreign-currency risk-management strategy that uses derivative instruments to protect it from unanticipated fluctuations in cash flows that may arise from volatility in currency exchange rates.  The Partnership utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  At March 31, 2005 and 2004, the Partnership did not meet the requirements for deferral under SFAS No. 133 and recorded pretax losses of $482 and $1,152, respectively.  These amounts were recorded as reductions in cost of operating revenues on the consolidated statement of operations and comprehensive loss.  Amounts receivable (gains) or payable (losses) under foreign exchange contracts are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts.

          Contracts in Process and Estimated Costs to Complete Long-term Contracts – In accordance with terms of long-term contracts, amounts recorded in contracts in process and estimated costs to complete long-term contracts may not be realized or paid, respectively, within a one-year period. In conformity with industry practice, however, the full amount of contracts in process and estimated costs to complete long-term contracts have been included in current assets and current liabilities, respectively.

          Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

          Intangible Assets — Intangible assets consist principally of the excess of cost over the fair value of net assets acquired (goodwill), trademarks and patents. Goodwill was allocated to the reporting units based on the original purchase price allocation.  Patents and trademarks are being amortized on a straight-line basis over periods of 12 to 40 years.

          The Partnership tests for impairment at the reporting unit level as defined in SFAS No.  142, “Goodwill and Other Intangible Assets.”  This test is a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value, which is based on future cash flows, exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. In the fourth quarter of each year, the Partnership evaluates goodwill on a separate operating unit basis to assess recoverability, and impairments, if any, are recognized in earnings.  An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill.  SFAS No. 142 also requires that intangible assets with determinable useful lives be amortized over their respective estimated useful lives and reviewed annually for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

          As of March 31, 2005 and December 31, 2004, the Partnership had unamortized goodwill of $49,081 and $49,378, respectively.  The change is due to the change in the foreign currency translation rates.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          As of March 31, 2005 and December 31, 2004, the Partnership had unamortized identifiable intangible assets of $15,030 and $16,026, respectively.  The following table details amounts relating to those assets as of March 31, 2005 and December 31, 2004.

	As of March 31, 2005		As of December 31, 2004

	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Patents	$8,194	$(2,345)	$8,492	$(2,256)
Trademarks	12,957	(3,776)	13,425	(3,635)

Total	$21,151	$(6,121)	$21,917	$(5,891)

          Amortization expense related to patents and trademarks for the three months ended March 31, 2005 and 2004 was $230, and $263, respectively. Amortization expense is expected to approximate $935 each year in the next five years.

          Stock Option Plans — Foster Wheeler Ltd. has fixed option plans which reserve common shares for issuance to executives, key employees, and directors. Employees of the Partnership participate in these plans. Foster Wheeler Ltd. and the Partnership have adopted the disclosure-only provision of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation – Transition and Disclosure.” Foster Wheeler Ltd. and the Partnership continue to account for stock options granted to employees and directors using the intrinsic value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Had compensation costs for the stock-based compensation plans been accounted for using the fair value method of accounting described by SFAS No. 123, the Partnership’s net (loss)/earnings would have been as follows:

	For the Three Months Ended March 31,

	2005	2004

Net loss — as reported	$(372)	$(14,220)
Deduct: Total stock-based employee compensation expense determined under fair-value based method for awards net of taxes of $9 in 2005 and $9 in 2004	(30)	(24)

Net (loss) — pro forma	$(402)	$(14,244)

          As of March 31, 2005, a total of 4,080,140 shares of Foster Wheeler Ltd.’s common stock were reserved for issuance under the various stock options plans; 876,373 shares were available for grant.

          Pensions and Other Postretirement Benefits —The Partnership offers a government sponsored retirement program for the employees of its subsidiary in Finland. No plans exist for the Partnership’s other subsidiaries.

          Recent Accounting Developments — In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment.”  SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options and restricted stock, be recognized in the consolidated statement of operations and comprehensive loss based on their fair values.  Prior to SFAS No. 123R, the Partnership adopted the disclosure-only provisions of SFAS No. 123 and therefore only certain pro forma disclosures of the fair value of share-based payments were required in the notes to the condensed consolidated financial statements.  SFAS No. 123R provides for the adoption of the new standard in one of two ways: the modified prospective transition method and the modified retrospective transition method. Using the modified prospective transition method, share-based employee compensation cost would be recognized from the beginning of the fiscal period in which the recognition provisions are first applied as if the fair-value-based accounting method had been used to account for all employee awards granted, modified, or settled after the effective date and to any awards that were not fully vested as of the

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

effective date. Using the modified retrospective method, employee compensation cost would be recognized for periods presented prior to the adoption of the proposed standard in accordance with the original provisions of SFAS No. 123; that is, employee compensation cost would be recognized in the amounts reported in the pro forma disclosures provided in accordance with SFAS No. 123.  On April 14, 2005, the Securities and Exchange Commission amended the compliance date for SFAS No. 123R until the first quarter of 2006.  The Partnership is still evaluating the method of adoption and the impact that the adoption of SFAS No. 123R will have on its consolidated financial position and results of operations.

          In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.”  SFAS No. 153 eliminates the exception for nonmonetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis.  Instead, SFAS No. 153 provides that exchanges of nonmonetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis.  A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the condensed consolidated financial statements of the Partnership.

4.     Change in Partners’ Capital

          Changes in Partners’ Capital for the three months ended March 31, 2005 were as follows:

	Accumulated Loss	Contributed Capital	Accumulated Translation Adjustment	Capitalization of Intercompany Notes	Total

Balance at December 31, 2004	(42,800)	71,723	(3,522)	(33,567)	(8,166)
Allocation of net loss to Partners	(372)				(372)
Capitalization of intercompany notes				6,155	6,155
Change in translation adjustment			(929)		(929)

Balance at March 31, 2005	$(43,172)	$71,723	$(4,451)	$(27,412)	$(3,312)

5.     Warranty Reserve

          The Partnership provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

	First Quarter 2005	First Quarter 2004

Balance beginning of quarter	$34,900	$34,900
Accruals	800	(1,000)
Settlements	(1,100)	(800)
Adjustments to provision	(1,600)	200

Balance as of March 31	$33,000	$33,300

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

6.     Income Taxes

          The difference between the statutory and effective tax rates for the first quarter of 2005 and first quarter of 2004 is primarily due to valuation reserves for nondeductible losses, branch taxes and differences in foreign tax rates.  The effective tax rate for the first quarter of 2005 and 2004 was 540.2% and 1.7%, respectively.  The variance is primarily due to the changes in the amount of nondeductible losses and branch taxes relative to pretax income from the first quarter of 2004 to the first quarter of 2005.

7.     Litigation and Uncertainties

          In the ordinary course of business, the Partnership and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Partnership by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Based on its knowledge of the facts and circumstances relating to the Partnership’s liabilities, if any, and to its insurance coverage, management of the Partnership believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

          The ultimate legal and financial liability of the Partnership in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Partnership becomes known, the Partnership reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Partnership to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

8.     Related Party Transactions

          The Partnership enters into long-term contracts as a subcontractor for and subcontracts work to certain Foster Wheeler affiliates.

          Included in the consolidated statement of operations and comprehensive loss relating to such contracts were as follows:

	For the Three Months Ended March 31,

	2005	2004

Operating revenues	$1,682	$16,104
Cost of operating revenues	561	199
Interest income	34	29
Cost and expenses:
Royalty and management fees	544	1,170
Interest expense	906	875

          Included in the consolidated balance sheet related to long-term contract activity and intercompany borrowings with Foster Wheeler affiliates is the following:

	At March 31, 2005	At December 31, 2004

Accounts and notes receivable	$3,132	$1,513
Intercompany notes receivable	1,724	1,773
Accounts payable	25,045	17,859
Intercompany notes payable	64,789	41,300

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          Also reflected in the balance sheet, due to the uncertainty of collection based on the going concern issues addressed in Note 2, the Partnership reduced intercompany notes receivable and charged Partners’ capital for its notes receivable from U.S. affiliates.  The charge is reflected in Changes in Partners’ Capital presented in Note 4, and the Condensed Consolidated Statement of Cash Flows.  The cumulative impact on Partners’ Capital was a reduction of $27,412 and $33,567 at March 31, 2005 and December 31, 2004, respectively.

          Costs incurred by Foster Wheeler Ltd. and certain of its affiliates on behalf of the Partnership are charged to the Partnership through royalties and management fees. The fees were $544 and $1,170 in 2005 and 2004, respectively. These fees represent management’s estimation of a reasonable allocation of the Partnership’s share of such costs.

          All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Consolidated Financial Statements for the three months ended March 31, 2005 and 2004.